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                                                                    Exhibit 23






(LETTERHEAD KPMG PEAT MARWICK LLP)








                        CONSENT OF INDEPENDENT AUDITORS


Plan Administrator
Intermagnetics General Corporation
         IGC Savings Plan




We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763, 33-38145,
33-50598, 33-44693, 33-55092, 33-72160, and 333-10553) of Intermagnetics
General Corporation of our report dated August 1, 1996, with respect to the assets available for benefits of the Intermagnetics General Corporation IGC Savings Plan as of May 31, 1996 and 1995, and the related statements of changes in assets available for benefits for the years then ended, and related schedules, which report appears in the May 31, 1996 Annual Report on Form 11-K of the Intermagnetics General Corporation IGC Savings Plan.

                                              /s/ KPMG Peat Marwick LLP


Albany, New York
November 22, 1996